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                                                                  EXHIBIT 10.05

                                EMPLOYMENT AGREEMENT

     This Employment Agreement (the "AGREEMENT") is entered into as of June 15, 1998 (the "EFFECTIVE DATE") by and between Silicon Image, Inc., a California corporation (the "COMPANY"), and Daniel Atler ("EXECUTIVE"). This Agreement supersedes and replaces a certain offer letter dated May 21, 1998 by and between the Company and Executive.

     In consideration of the promises and the terms and conditions set forth in this Agreement, the parties agree as follows:

     1. POSITION. The Company hereby appoints Executive to the position of Chief Financial Officer, Vice President Finance and Administration, reporting to the Company's President, who currently is Scott Macomber.

     2. SALARY. Executive's salary will be $145,000 per year, subject to annual review.

     3. BENEFITS. Executive shall be eligible to participate in the employee benefit plans and executive compensation programs maintained by the Company applicable to other employees and key executives of the Company, including, without limitation, retirement plans, savings or profit-sharing plans, deferred compensation plans, supplemental retirement or excess-benefit plans, stock option, stock purchase, incentive or other bonus plans, life, disability, health, accident and other insurance programs, paid vacations, and similar plans or programs.

     4. EQUITY COMPENSATION. Simultaneously with the approval of this Agreement, the Company's Board of Directors is granting Executive under the Company's 1995 Equity Incentive Plan an incentive stock option to purchase 170,000 shares of the Company's Common Stock at $0.25 per share. The options will be immediately exercisable in full, subject to the Company's right to repurchase all of the shares at cost upon termination of Executive's employment, which repurchase right shall expire with respect to 25% of the shares on June 15, 1999 and with respect to an additional 6.25% of the shares each quarter thereafter, subject to paragraphs 5(c) and 5(d) below.

     5.     SEVERANCE.

     (a)    DEFINITIONS.  As used in this Agreement:

     "CAUSE" shall mean willful gross misconduct, conviction of a felony or an act of material personal dishonesty.

     "CHANGE IN CONTROL" shall mean the occurrence of any of the following events:

     (i) any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becoming the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting

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securities, other than in a private financing where securities are acquired directly from the Company; or

     (ii) the closing of any transaction or series of related transactions, including the acquisition of the Company by another entity and any reorganization, merger or consolidation, which results in the holders of the Company's capital stock prior to the transaction or transactions holding less than fifty percent (50%) of the outstanding voting power of the Company after the transaction or transactions, or which results in the sale of all or substantially all of the assets of the Company.

     "DISABILITY" shall mean a physical or mental illness or injury which, as determined by the Company, has continuously prevented Executive from performing his duties with the Company for a period of six months prior to termination.

     (b) SEVERANCE. If Executive's employment terminates for any reason other than a termination by the Company for Cause, then for six (6) months following Executive's termination, (i) the Company shall continue to pay to Executive his then-current salary, less applicable withholding taxes, on the Company's normal payroll dates during that period, and (ii) the Company will continue Executive's benefits as described in Section 3 above to the extent permitted by the terms of the Company's plans then in effect.

     (c) CONDITIONS OF ACCELERATION OF VESTING. The provisions of paragraph 5(d) below shall apply if there is a Change in Control and either
(i) Executive is employed by the Company on the date of the Change in Control and continues his employment after the Change in Control to aid in an orderly transition, if the Company so requests (provided that Executive shall not be required to continue his employment for more than three (3) months after the Change in Control in order to satisfy such obligation), or (ii) Company terminates Executive's employment other than for Cause, death or Disability after the Company begins negotiations with a third party that culminate in a Change of Control and not more than 150 days prior to the Change in Control (in which case, for the purpose of interpreting the vesting and exercisability provisions of Executive's stock option and/or restricted stock grants, Executive's termination shall be deemed to occur on the date of the Change in Control); PROVIDED, however, that notwithstanding the foregoing, if, on or before December 15, 1998, the Company begins negotiations with a third party regarding a Change in Control which culminate in a Change in Control, the provisions of paragraph (d) below shall apply only if either condition (ii) above is met or Executive's employment terminates for any reason, other than termination for Cause by the Company, within the period beginning on the date of the Change of Control and ending one (1) year thereafter, provided that Executive continues his employment after the Change in Control to aid in an orderly transition, if the Company so requests (provided that Executive shall not be required to continue his employment for more than three (3) months after the Change in Control in order to satisfy such obligation).

     (d) TERMS OF ACCELERATION OF VESTING. All Executive's stock option and/or restricted stock grants made prior to the Change in Control shall have a vesting rate of twice the vesting rate set forth in the grant, PROVIDED, that in no event shall the minimum aggregate number of

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shares vested be less than at least one-half of the aggregate number of shares granted. For example, if immediately prior to a Change of Control, Executive's stock options and restricted stock grants would have otherwise vested as to forty percent (40%) of the shares subject to the grants, then upon such Change in Control such grants shall instead be vested as to eighty percent (80%) of the shares subject to such grants. For example, if immediately prior to a Change of Control, Executive's stock options and restricted stock grants would have otherwise vested as to none of the shares subject to the grants, then upon such Change in Control such grants shall instead be vested as to fifty percent (50%) of the shares subject to such grants. In addition, should Executive's employment continue following a Change in Control, all Executive's stock option and/or restricted stock grants made prior to the Change in Control shall continue to vest at twice the vesting rate set forth in the original grant.

     (e) LIMITATION ON PAYMENTS. In the event that the severance and other benefits provided for in this Agreement or otherwise payable to Executive (i) constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) but for this Section 5(e), would be subject to the excise tax imposed by
Section 4999 of the Code, then Executive's severance benefits under this Agreement shall be payable either:

            (1)     in full, or

            (2) as to such lesser amount which would result in no portion of such severance benefits being subject to excise tax under Section 4999 of the Code;

whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by Executive on an after-tax basis, of the greater amount of severance benefits. Unless the Company and Executive otherwise agree in writing, any determination required under this Section 5(e) shall be made in writing by the Company's independent public accountants (the "ACCOUNTANTS"), whose determination shall be conclusive and binding upon Executive and the Company for all purposes.

     For purposes of making the calculations required by this Section 5(e), the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Section 280G and 4999 of the Code. The Company and Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section 5(e). The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this
Section 5(e).

     (f) The provisions of paragraphs 5(c), (d) and (e) will be added to each of Executive's stock option and/or restricted stock grants.

     6. PROPRIETARY RIGHTS. Simultaneously with the execution of this Agreement, Executive and Company are entering into the Company's form of Employee Invention Assignment and Confidential Information Agreement, attached hereto as EXHIBIT A. Executive

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agrees not to bring to the Company any confidential or proprietary material of any former employer and not to violate any other obligations Executive might have to any former employer.

     7. AT-WILL EMPLOYMENT. Executive's employment by the Company is "at will," which means that either Executive or the Company can terminate the employment at any time, with or without reason.

     8. ARBITRATION. Executive and the Company shall submit to mandatory binding arbitration in any controversy or claim arising out of, or relating to, this Agreement or any breach hereof. Such arbitration shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association in effect at that time, and judgment upon the determination or award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

     9. ATTORNEYS' FEES. If any dispute under this Agreement is finally determined in Executive's or Company's favor, the other party shall pay all reasonable fees and expenses, including attorneys' and consultants' fees, incurred by the prevailing party in good faith in connection therewith.

     10. TERM OF AGREEMENT. This Agreement shall continue in effect until the date of termination of Executive's employment with the Company, PROVIDED, that if at the time of such termination Company is making payments to Executive pursuant to Section 5(b), Company shall continue to make payments for so long as required by that section and, PROVIDED FURTHER, that if under
Section 5(c), Executive's employment is deemed to terminate on the date of a Change in Control, then this Agreement shall continue in effect until such Change in Control.

     11. SUCCESSORS. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, to expressly assume and agree to perform the obligations under this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. As used in this Agreement, "Company" includes any successor to its business or assets which executes and delivers this Agreement or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     12. NOTICE. Notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the last page of this Agreement, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     13. AMENDMENT OR WAIVER. No provision of this Agreement may be amended, modified, waived or discharged unless such amendment, waiver, modification or discharge is

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agreed to in a writing signed by the Executive and the Company.  No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     14. VALIDITY. This invalidity or unenforceabiltiy of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

     15. APPLICABLE LAW. This Agreement shall be interpreted and enforced in accordance with the internal laws of the State of California.

     16. CONFIDENTIALITY. Executive will not disclose the terms of this Agreement to anyone except as follows: (1) to accountants, attorneys, or other advisors for the purpose of consulting with them, (2) as required by law.

     17. ENTIRE AGREEMENT. This Agreement represents the entire agreement between the Company and the Executive with respect to the matters set forth herein.

     IN WITNESS WHEREOF, this Agreement is executed as of the Effective Date.

Silicon Image, Inc.                     Executive

By:  /s/ Scott Macomber                  /s/ Daniel Atler
   ----------------------------         ----------------------------------
     Scott Macomber, President           Daniel Atler

10131 Bubb Road                         300 Sunkist Lane
Cupertino, CA 95014-4976                Los Altos, CA 94022






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           EMPLOYEE INVENTION ASSIGNMENT AND CONFIDENTIALITY AGREEMENT


         In consideration of my employment with Silicon Image, Inc., a California corporation (the "COMPANY"), I hereby represent to, and agree with the Company as follows:

         1. COMPANY BUSINESS. I understand that the Company is engaged in a continuous program of research, development, production and marketing in connection with its business and that, as an essential part of my employment with the Company, I may be expected to make new contributions to and create inventions of value for the Company.

         2. DISCLOSURE OF INVENTIONS. From and after the date I first became employed with the Company, I will promptly disclose in confidence to the Company all inventions, improvements, designs, original works of authorship, formulas, processes, compositions of matter, computer software programs, databases, mask works, and trade secrets ("INVENTIONS"), whether or not patentable, copyrightable or protectible as trade secrets, that are made or conceived or first reduced to practice or created by me, either alone or jointly with others, during the period of my employment, whether or not in the course of my employment.

         3. WORK FOR HIRE; ASSIGNMENT OF INVENTIONS. I acknowledge that copyrightable works prepared by me within the scope of my employment are "works for hire" under the Copyright Act and that the Company will be considered the author thereof. I agree that all Inventions that (a) are developed using equipment, supplies, facilities or trade secrets of the Company, (b) result from work performed by me for the Company or (c) relate to the Company's business or current or anticipated research and development, will be the sole and exclusive property of the Company and are hereby assigned by me to the Company ("Assigned Inventions").

         4. LABOR CODE 2870 NOTICE. I have been notified and understand that the provisions of Section 3 of this Agreement do not apply to any Invention that qualifies fully under the provisions of Section 2870 of the California Labor Code, which states as follows:

ANY PROVISION IN AN EMPLOYMENT AGREEMENT WHICH PROVIDES THAT AN EMPLOYEE SHALL ASSIGN, OR OFFER TO ASSIGN, ANY OF HIS OR HER RIGHTS IN AN INVENTION TO HIS OR HER EMPLOYER SHALL NOT APPLY TO AN INVENTION THAT THE EMPLOYEE DEVELOPED ENTIRELY ON HIS OR HER OWN TIME WITHOUT USING THE EMPLOYER'S EQUIPMENT, SUPPLIES, FACILITIES, OR TRADE SECRET INFORMATION EXCEPT FOR THOSE INVENTIONS THAT EITHER: (1) RELATE AT THE TIME OF CONCEPTION OR REDUCTION TO PRACTICE OF THE INVENTION TO THE EMPLOYER'S BUSINESS, OR ACTUALLY OR DEMONSTRABLY ANTICIPATED RESEARCH OR DEVELOPMENT OF THE EMPLOYER, OR (2) RESULT FROM ANY WORK PERFORMED BY THE EMPLOYEE FOR THE EMPLOYER. TO THE EXTENT A PROVISION IN AN EMPLOYMENT AGREEMENT PURPORTS TO REQUIRE AN EMPLOYEE TO ASSIGN AN INVENTION OTHERWISE EXCLUDED FROM BEING REQUIRED TO BE ASSIGNED UNDER CALIFORNIA LABOR CODE SECTION 2870(a), THE


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PROVISION IS AGAINST THE PUBLIC POLICY OF THIS STATE AND IS UNENFORCEABLE.

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         5.   ASSIGNMENT OF OTHER RIGHTS. I hereby irrevocably transfer and assign to the Company: (a) all worldwide patents, patent applications, copyrights, mask works, trade secrets and other intellectual property rights in any Assigned Invention; and (b) any and all "Moral Rights" (as defined below) that I may have in or with respect to any Assigned Invention. I also hereby forever waive and agree never to assert any and all Moral Rights I may have in or with respect to any Assigned Invention, even after termination of my work on behalf of the Company. "MORAL RIGHTS" mean any rights to claim authorship of an invention or to restrain or object to any modification of any Assigned Invention, and any similar right, existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right is denominated or generally referred to as a "moral right".

         6. ASSISTANCE. I agree to assist the Company in every proper way to obtain for the Company and enforce patents, copyrights, mask work rights, and other legal protections for the Assigned Inventions in any and all countries. I will execute any documents that the Company may reasonably request for use in obtaining or enforcing such patents, copyrights, mask work rights, trade secrets and other legal protections. My obligations under this paragraph will continue beyond the termination of my employment with the Company, provided that the Company will compensate me at a reasonable rate after such termination for time or expenses actually spent by me at the Company's request on such assistance. I appoint the Secretary of the Company as my attorney-in-fact to execute documents on my behalf for this purpose.

         7. PROPRIETARY INFORMATION. I understand that my employment by the Company creates a relationship of confidence and trust with respect to any information of a confidential or secret nature that may be disclosed to me by the Company that relates to the business of the Company or to the business of any parent, subsidiary, affiliate, customer or supplier of the Company or any other party with whom the Company agrees to hold information of such party in confidence ("PROPRIETARY INFORMATION"). Such Proprietary Information includes but is not limited to Assigned Inventions, marketing plans, product plans, business strategies, financial information, forecasts, personnel information and customer lists.

         8. CONFIDENTIALITY. At all times, both during my employment and after its termination, I will keep and hold all such Proprietary Information in strict confidence and trust, and I will not use or disclose any of such Proprietary Information without the prior written consent of the Company, except as may be necessary to perform my duties as an employee of the Company. Upon termination of my employment with the Company, I will promptly deliver to the Company all documents and materials of any nature pertaining to my work with the Company and I will not take with me any documents or materials or copies thereof containing any Proprietary Information.

         9. NO BREACH OF PRIOR AGREEMENT. I represent that my performance of all the terms of this Agreement and my duties as an employee of the Company will not breach any invention assignment, proprietary information or similar agreement with any former employer or other party. I represent that I will not bring with me to the Company or use in the performance of my duties for the Company any documents or materials of a former employer that are not generally available to the public or have not been legally transferred to the Company.


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         10.  NOTIFICATION. I hereby authorize the Company to notify my actual or future employers of the terms of this Agreement and my responsibilities hereunder.

         11. NON-SOLICITATION. During, and for a period of one (1) year after termination of, my employment with the Company, I will not solicit or take away suppliers, customers, employees or consultants of the Company for my own benefit or for the benefit of any other party.

         12. INJUNCTIVE RELIEF. I understand that in the event of a breach or threatened breach of this Agreement by me the Company may suffer irreparable harm and will therefore be entitled to injunctive relief to enforce this Agreement.

         13. GOVERNING LAW. This Agreement will be governed and interpreted in accordance with the internal laws of the State of California, excluding that body of law governing conflicts of law.

         14. NO DUTY TO EMPLOY. I understand that this Agreement does not constitute a contract of employment or obligate the Company to employ me for any stated period of time. This Agreement shall be effective as of the first day of my employment by the Company, namely: ______________________, 1995


SILICON IMAGE, INC.                               EMPLOYEE:

By:  /s/ Scott Macomber                        /s/ Daniel K. Atler
   ------------------------------------       ---------------------------------

Its: President                                 Daniel K. Atler
    -----------------------------------       ---------------------------------
                                               Name (Please Print)


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